Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2013 First Quarter Results

Raises High End of FY13 Full Year Revenue Guidance to $3 Billion

•	Quarterly Revenue of $695 Million, up 38% Year-Over-Year

•	Quarterly Operating Cash Flow of $213 Million, up 53% Year-Over-Year

•	Deferred Revenue of $1.33 Billion, up 46% Year-Over-Year

•	Unbilled Deferred Revenue Increases to $2.7 Billion

•	Raises FY13 Revenue Guidance to $2.97—$3.00 Billion

SAN FRANCISCO, Calif. – May 17, 2012 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal first quarter ended April 30, 2012.

“Salesforce.com continues to be the fastest growing software company of its size,” said Marc Benioff, Chairman and CEO, salesforce.com. “Last year we became the first enterprise cloud computing company to achieve $2 billion in revenue, and we’re now poised to deliver the first ever $3 billion year in fiscal 2013.”

Salesforce.com delivered the following results for its fiscal first quarter:

Revenue: Total Q1 revenue was $695 million, an increase of 38% on a year-over-year basis. Subscription and support revenues were $655 million, an increase of 38% on a year-over-year basis. Professional services and other revenues were $40 million, an increase of 30% on a year-over-year basis.

Earnings per Share: Q1 GAAP net loss per share was ($0.14), and non-GAAP diluted earnings per share was $0.37. The company’s non-GAAP results exclude the effects of $81 million in stock-based compensation expense, $21 million in amortization of purchased intangibles, and $5 million in net non-cash interest expense related to the company’s convertible senior notes. Non-GAAP EPS calculations are based on approximately 146 million diluted shares outstanding during the quarter, including approximately 4 million shares associated with the company’s convertible senior notes. GAAP EPS calculations are based on a basic share count of approximately 138 million shares.

Cash: Cash generated from operations for the fiscal first quarter was $213 million, an increase of 53% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at $1.7 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2012 was $1.33 billion, an increase of 46% on a year-over-year basis. Current deferred revenue increased by 41% year-

over-year to $1.26 billion, benefited in part by longer invoice durations. Long term deferred revenue increased by 264% year-over-year to $77 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the first quarter at approximately $2.7 billion, up from approximately $2.2 billion at the end of fiscal 2012.

As of May 17, 2012, salesforce.com is initiating revenue and EPS guidance for its second quarter of fiscal year 2013. In addition, the company is raising its full fiscal year 2013 revenue and EPS guidance previously provided on February 23, 2012.

Q2 FY13 Guidance: Revenue for the company’s second fiscal quarter is projected to be in the range of $724 million to $728 million, an increase of 33% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.10) to ($0.09), while diluted non-GAAP EPS is expected to be in the range of $0.38 to $0.39. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $85 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $20 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of approximately 17%, and a non-GAAP tax rate of approximately 38%. The non-GAAP EPS calculation assumes an average fully diluted share count of approximately 150 million shares, and the GAAP EPS calculation assumes an average basic share count of approximately 140 million shares.

Full Year FY13 Guidance: Revenue for the company’s full fiscal year 2013 is projected to be in the range of $2.97 billion to $3.00 billion, an increase of 31% to 32% year-over-year.

For the company’s full fiscal year 2013, GAAP net loss per share is expected to be in the range of ($0.48) to ($0.45) while diluted non-GAAP EPS is expected to be in the range of $1.60 to $1.63. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $366 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $79 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $24 million. EPS estimates assume a GAAP tax rate of approximately 17%, and a non-GAAP tax rate of approximately 37%. The non-GAAP EPS calculation assumes an average fully diluted share count of approximately 151 million shares, and the GAAP EPS calculation assumes an average basic share count of approximately 141 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the second quarter and full fiscal year:

	Fiscal 2013
	Q2	FY2013
GAAP EPS Range*	($0.10) - ($0.09)	($0.48) - ($0.45)
Plus
Amortization of purchased intangibles	$0.13	$0.52
Stock-based expense	$0.57	$2.43
Amortization of debt discount, net	$0.04	$0.16
Less
Income tax effect of certain Non-GAAP items	$(0.26)	$(1.03)

Non-GAAP diluted EPS	$0.38 - $0.39	$1.60 - $1.63
Shares used in computing basic net income per share (millions)	140	141
Shares used in computing diluted net income per share (millions)	150	151

*	For Q2 & FY13 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its first quarter fiscal year 2013 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 77571949. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 77571949, until midnight (Eastern Time) June 17, 2012.

About Salesforce.com

With more than 100,000 customers, salesforce.com is the enterprise cloud computing company that is leading the shift to the social enterprise. Social enterprises leverage social, mobile and open cloud technologies to put customers at the heart of their business. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and application services allow customers to:

•	Create employee social networks with Salesforce Chatter, Salesforce Rypple and Salesforce Force.com.

•	Develop customer social networks with the Salesforce Sales Cloud, Salesforce Data.com, Salesforce Service Cloud, and Salesforce Site.com.

•	Connect with customers on public social networks with Salesforce Heroku and Salesforce Radian6.

•	Empower small business to become social enterprises with Salesforce Desk.com and Salesforce Do.com.

•	Extend a company’s social enterprise with apps from the leading enterprise app marketplace, AppExchange.

•	Run apps on Database.com, the first social enterprise database.

Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY13 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q1 and its non-GAAP estimates for Q2 and FY13:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the actual coupon interest rate of the notes is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate excludes the tax effect of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the second fiscal quarter of 2013 and the full fiscal year, the company’s expected revenue run rate and revenues in fiscal 2013, the company’s expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; the expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the first quarter ended April 30, 2012 and our Form 10-K filed for the fiscal year ended January 31, 2012. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright © 2012 salesforce.com, inc. All rights reserved. Salesforce.com, Salesforce, Chatter, Sales Cloud, Service Cloud, Radian6, Jigsaw, AppExchange, Force.com, Heroku, and all associated logos are trademarks of salesforce.com, inc. in the United States and other countries. Salesforce.com offers its Siteforce products and services in Germany under the Force.com Sites trademark. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2012	2011
Revenues:
Subscription and support	$655,220	$473,504
Professional services and other	40,247	30,860

Total revenues	695,467	504,364
Cost of revenues (1)(2):
Subscription and support	108,744	75,243
Professional services and other	42,807	27,823

Total cost of revenues	151,551	103,066
Gross profit	543,916	401,298
Operating expenses (1)(2):
Research and development	94,776	65,292
Marketing and sales	369,789	254,471
General and administrative	101,600	84,338

Total operating expenses	566,165	404,101
Loss from operations	(22,249)	(2,803)
Investment income	4,461	8,055
Interest expense	(6,370)	(3,671)
Other expense	(710)	(800)

Income (loss) before benefit from (provision for) income taxes	(24,868)	781
Benefit from (provision for) income taxes	5,393	(251)

Net income (loss)	$(19,475)	$530

Basic net income (loss) per share	(0.14)	0.00
Diluted net income (loss) per share	(0.14)	0.00
Shares used in computing basic net income (loss) per share	138,150	133,454
Shares used in computing diluted net income (loss) per share	138,150	141,062

(1) Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$17,448	$9,095
Marketing and sales	3,427	1,240

(2) Amounts include stock-based expenses, as follows:

Cost of revenues	$7,253	$3,651
Research and development	15,667	7,839
Marketing and sales	41,987	23,787
General and administrative	16,359	12,281

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2012	2011
Revenues:
Subscription and support	94%	94%
Professional services and other	6	6

Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	16	15
Professional services and other	6	5

Total cost of revenues	22	20
Gross profit	78	80
Operating expenses (1)(2):
Research and development	14	13
Marketing and sales	53	51
General and administrative	14	17

Total operating expenses	81	81
Loss from operations	(3)	(1)
Investment income	0	2
Interest expense	(1)	(1)
Other expense	0	0

Income (loss) before benefit from (provision for) income taxes	(4)	0
Benefit from (provision for) income taxes	1	0

Net income (loss)	(3%)	0%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	3%	2%
Marketing and sales	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%
Research and development	2	2
Marketing and sales	6	5
General and administrative	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2012	January 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$440,785	$607,284
Short-term marketable securities	269,603	170,582
Accounts receivable, net	371,395	683,745
Deferred commissions	93,923	98,471
Deferred income taxes	47,538	31,821
Prepaid expenses and other current assets (see additional metrics)	99,789	80,319

Total current assets	1,323,033	1,672,222
Marketable securities, noncurrent	946,701	669,308
Property and equipment, net (see additional metrics)	549,732	527,946
Deferred commissions, noncurrent	78,569	78,149
Deferred income taxes, noncurrent	92,688	87,587
Capitalized software, net (see additional metrics)	182,871	188,412
Goodwill	831,004	785,381
Other assets, net (see additional metrics)	151,494	155,149

Total assets	$4,156,092	$4,164,154

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$19,752	$33,258
Accrued expenses and other liabilities (see additional metrics)	399,731	502,442
Deferred revenue	1,257,369	1,291,622
Convertible senior notes, net	0	496,149

Total current liabilities	1,676,852	2,323,471
Convertible senior notes, net	502,326	0
Income taxes payable, noncurrent	42,010	37,258
Long-term lease liabilities and other	47,788	48,651
Deferred revenue, noncurrent	77,347	88,673

Total liabilities	2,346,323	2,498,053

Temporary equity	0	78,741

Stockholders’ equity:
Common stock	138	137
Additional paid-in capital	1,659,446	1,415,077
Accumulated other comprehensive income	10,197	12,683
Retained earnings	139,988	159,463

Total stockholders’ equity	1,809,769	1,587,360

Total liabilities, temporary equity and stockholders’ equity	$4,156,092	$4,164,154

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2012	2011
Operating activities:
Net income (loss)	$(19,475)	$530
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,441	29,593
Amortization of debt discount and transaction costs	4,669	2,255
Amortization of deferred commissions	36,246	24,675
Expenses related to stock-based awards	81,266	47,558
Excess tax benefits from employee stock plans	(11,043)	(2,034)
Changes in assets and liabilities:
Accounts receivable, net	312,660	156,127
Deferred commissions	(32,118)	(20,504)
Prepaid expenses and other current assets	(20,349)	(9,383)
Other assets	1,755	(2,713)
Accounts payable	(13,505)	(1,137)
Accrued expenses and other current liabilities	(130,755)	(65,641)
Deferred revenue	(45,580)	(19,808)

Net cash provided by operating activities	213,212	139,518

Investing activities:
Business combinations, net of cash acquired	(48,913)	(13,335)
Land activity and building improvements	(4,106)	(1,014)
Strategic investments	(2,665)	(5,433)
Changes in marketable securities	(374,582)	126,458
Capital expenditures	(44,721)	(27,314)

Net cash provided by (used in) investing activities	(474,987)	79,362

Financing activities:
Proceeds from equity plans	93,567	32,286
Excess tax benefits from employee stock plans	11,043	2,034
Contingent consideration payment related to prior business combination	0	(2,800)
Principal payments on capital lease obligations	(7,574)	(3,562)

Net cash provided by financing activities	97,036	27,958

Effect of exchange rate changes	(1,760)	(6,518)

Net increase (decrease) in cash and cash equivalents	(166,499)	240,320
Cash and cash equivalents, beginning of period	607,284	424,292

Cash and cash equivalents, end of period	$440,785	$664,612

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Apr 30,	Jan 31,	Oct 31,	Jul 31,	Apr 30,	Jan 31,
	2012	2012	2011	2011	2011	2011
Full Time Equivalent Headcount	8,335	7,785	6,953	6,352	5,513	5,306
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,657,089	$1,447,174	$1,296,693	$1,286,658	$1,522,285	$1,407,557
Deferred revenue, current and noncurrent	$1,334,716	$1,380,295	$917,821	$935,266	$915,133	$934,941

Selected Balance Sheet Accounts (in thousands):

	April 30,	Jan 31,
	2012	2012
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$8,590	$10,399
Prepaid income taxes	22,274	12,785
Prepaid expenses and other current assets	68,925	57,135

	$99,789	$80,319

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	49,572	43,868
Computers, equipment and software	260,150	232,460
Furniture and fixtures	28,350	25,250
Leasehold improvements	142,111	137,587

	728,446	687,428
Less accumulated depreciation and amortization	(178,714)	(159,482)

	$549,732	$527,946

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$49,080	$41,442
Acquired developed technology, net of accumulated amortization	133,791	146,970

	$182,871	$188,412

Other Assets, net
Deferred professional services costs, noncurrent portion	$2,982	$3,935
Long-term deposits	13,191	13,941
Purchased intangible assets, net of accumulated amortization	43,684	46,110
Acquired intellectual property, net of accumulated amortization	17,492	15,020
Strategic investments	51,954	53,949
Other	22,191	22,194

	$151,494	$155,149

Accrued Expenses and Other Current Liabilities
Accrued compensation	$161,879	$228,466
Accrued other liabilities	118,903	121,957
Accrued income and other taxes payable	61,215	100,471
Accrued professional costs	22,346	21,993
Accrued rent	35,388	29,555

	$399,731	$502,442

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $2.7 billion as of April 30, 2012 and $2.2 billion as of January 31, 2012. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis

	Three Months Ended April 30,
	2012	2011
Revenues by geography (in thousands):
Americas	$484,953	$340,018
Europe	118,294	94,395
Asia Pacific	92,220	69,951

	$695,467	$504,364

As a percentage of total revenues:
Revenues by geography:
Americas	70%	67%
Europe	17	19
Asia Pacific	13	14

	100%	100%

	Three Months Ended April 30, 2012 compared to Three Months Ended April 30, 2011	Three Months Ended January 31, 2012 compared to Three Months Ended January 31, 2011	Three Months Ended April 30, 2011 compared to Three Months Ended April 30, 2010
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	43%	41%	31%
Europe	33%	32%	36%
Asia Pacific	30%	28%	29%
Total growth	39%	38%	32%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Sharecount Information

(in thousands)

	Three Months Ended April 30,
	2012	2011
Weighted-average shares outstanding for basic earnings per share	138,150	133,454
Effect of dilutive securities (1):
Convertible senior notes	2,787	2,409
Warrants associated with the convertible senior note hedges	1,208	678
Employee stock awards	3,906	4,521

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	146,051	141,062

(1)	The effects of these dilutive securities were not included in the GAAP calculation of diluted earnings/loss per share for the three months ended April 30, 2012 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended April 30,
	2012	2011
Operating cash flow
GAAP net cash provided by operating activities	$213,212	$139,518
Less:
Capital expenditures	(44,721)	(27,314)

Free cash flow	$168,491	$112,204

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our campus and strategic investments.

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2012	2011
Gross profit
GAAP gross profit	$543,916	$401,298
Plus:
Amortization of purchased intangibles (a)	17,448	9,095
Stock-based expenses (b)	7,253	3,651

Non-GAAP gross profit	$568,617	$414,044

Operating expenses
GAAP operating expenses	$566,165	$404,101
Less:
Amortization of purchased intangibles (a)	(3,427)	(1,240)
Stock-based expenses (b)	(74,013)	(43,907)

Non-GAAP operating expenses	$488,725	$358,954

Income from operations
GAAP loss from operations	$(22,249)	$(2,803)
Plus:
Amortization of purchased intangibles (a)	20,875	10,335
Stock-based expenses (b)	81,266	47,558

Non-GAAP income from operations	$79,892	$55,090

Non-operating income (c)
GAAP non-operating income (loss)	$(2,619)	$3,584
Plus: Amortization of debt discount, net	4,883	2,758

Non-GAAP non-operating income	$2,264	$6,342

Net income
GAAP net income (loss)	$(19,475)	$530
Plus:
Amortization of purchased intangibles	20,875	10,335
Stock-based expenses	81,266	47,558
Amortization of debt discount, net	4,883	2,758
Less:
Income tax effect of Non-GAAP items	(33,095)	(21,291)

Non-GAAP net income	$54,454	$39,890

Diluted earnings per share
GAAP diluted earnings (loss) per share (d)	$(0.14)	$0.00
Plus:
Amortization of purchased intangibles	0.14	0.07
Stock-based expenses	0.56	0.34
Amortization of debt discount, net	0.03	0.02
Less:
Income tax effect of Non-GAAP items	(0.22)	(0.15)

Non-GAAP diluted earnings per share	$0.37	$0.28

Shares used in computing diluted net income per share	146,051	141,062

a) Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2012	2011
Cost of revenues	$17,448	$9,095
Marketing and sales	3,427	1,240

	$20,875	$10,335

b) Stock-based expenses were as follows:

	Three Months Ended April 30,
	2012	2011
Cost of revenues	$7,253	$3,651
Research and development	15,667	7,839
Marketing and sales	41,987	23,787
General and administrative	16,359	12,281

	$81,266	$47,558

c)	Non-operating income consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2012	2011
GAAP Basic Net Income (loss) Per Share
Net income (loss)	$(19,475)	$530
Basic net income (loss) per share	$(0.14)	$0.00
Shares used in computing basic net income (loss) per share	138,150	133,454

	Three Months Ended April 30,
	2012	2011
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$54,454	$39,890
Basic Non-GAAP net income per share	$0.39	$0.30
Shares used in computing basic net income per share	138,150	133,454

	Three Months Ended April 30,
	2012	2011
GAAP Diluted Net Income (loss) Per Share
Net income (loss)	$(19,475)	$530
Diluted net income (loss) per share	$(0.14)	$0.00
Shares used in computing diluted net income (loss) per share	138,150	141,062

	Three Months Ended April 30,
	2012	2011
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$54,454	$39,890
Diluted Non-GAAP net income per share	$0.37	$0.28
Shares used in computing diluted net income per share	146,051	141,062